EXCHANGE AGREEMENT


                                     Between

              HARTVILLE GROUP, INC., formerly Venturelist.com, Inc.


                                       and

           HARTVILLE EQUESTRIAN, INC., formerly Hartville Group, Inc.






                            Dated September 12, 2002

                                TABLE OF CONTENTS


ARTICLE I         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HARTVILLE
                  EQUESTRIAN

                  1.01    Organization......................................  1
                  1.02    Capitalization....................................  1
                  1.03    Subsidiaries and Predecessor Corporations.........  1
                  1.04    Financial Statements..............................  1
                  1.05    Information.......................................  2
                  1.06    Options and Warrants..............................  2
                  1.07    Absence of Certain Changes or Events..............  2
                  1.08    Title and Related Matters.........................  3
                  1.09    Litigation and Proceedings........................  3
                  1.10    Contracts.........................................  3
                  1.11    Material Contract Defaults........................  4
                  1.12    No Conflict With Other Instruments................  4
                  1.13    Governmental Authorizations.......................  4
                  1.14    Compliance With Laws and Regulations..............  4
                  1.15    Approval of Agreement.............................  4
                  1.16    Material Transactions or Affiliations.............  4
                  1.17    Hartville Equestrian Schedules....................  5
                  1.18    Bank Accounts; Power of Attorney..................  5
                  1.19    Valid Obligation..................................  6

ARTICLE II        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HARTVILLE GROUP

                  2.01     Organization.....................................  6
                  2.02     Capitalization...................................  6
                  2.03     Subsidiaries and Predecessor Corporations .......  6
                  2.04     Securities Filings; Financial Statements.........  6
                  2.05     Information......................................  7
                  2.06     Options and Warrants.............................  7
                  2.07     Absence of Certain Changes or Events.............  7
                  2.08     Title and Related Matters........................  8
                  2.09     Litigation and Proceedings.......................  8
                  2.10     Contracts........................................  8
                  2.11     Material Contract Defaults.......................  9
                  2.12     No Conflict With Other Instruments...............  9
                  2.13     Governmental Authorizations......................  9
                  2.14     Compliance With Laws and Regulations.............  9
                  2.15     Approval of Agreement............................  9
                  2.16     Continuity of Business Enterprises...............  9
                  2.17     Material Transactions or Affiliations............  9
                  2.18     Labor Relations..................................  9
                  2.19     The Company Schedules............................ 10
                  2.20     Bank Accounts; Power of Attorney................. 10
                  2.21     Valid Obligation................................. 10
                  2.22     Liabilities...................................... 10

ARTICLE III       PLAN OF EXCHANGE

                  3.01      The Exchange.................................... 11
                  3.02      Anti-Dilution................................... 11
                  3.03      Closing......................................... 11
                  3.04      Closing Events.................................. 11
                  3.05      Termination..................................... 11

ARTICLE IV        SPECIAL COVENANTS

                  4.01      Access to Properties and Records................ 13
                  4.02      Delivery of Books and Records................... 13
                  4.03      Third Party Consents and Certificates........... 13
                  4.04      Name Change..................................... 13
                  4.05      Hartville Group Shareholder Meeting............. 13
                  4.06      Consent of Hartville Equestrian Shareholders.... 13
                  4.07      Designation of Directors and Officers........... 13
                  4.08      Exclusive Dealing Rights........................ 13
                  4.09      Actions Prior to Closing........................ 14
                  4.10      Sales Under Rule 144 or 145, If Applicable...... 15
                  4.11      Indemnification................................. 15

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTVILLE GROUP

                  5.01      Accuracy of Representations and Performance of
                            Covenants....................................... 16
                  5.02      Officer's Certificates.......................... 16
                  5.03      No Material Adverse Change...................... 16
                  5.04      Good Standing................................... 16
                  5.05      Approval by Hartville Equestrian Shareholders... 16
                  5.06      No Governmental Prohibitions.................... 16
                  5.07      Consents........................................ 16
                  5.08      Other Items..................................... 16

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTVILLE EQUESTRIAN AND THE HARTVILLE EQUESTRIAN SHAREHOLDERS

                  6.01       Accuracy of Representations and Performance of
                             Covenants...................................... 17
                  6.02       Officer's Certificate.......................... 17
                  6.03       No Material Adverse Change..................... 17
                  6.04       Good Standing.................................. 17
                  6.05       No Governmental Prohibition.................... 17
                  6.06       Consents....................................... 17
                  6.07       Other Items.................................... 17

ARTICLE VII       MISCELLANEOUS

                  7.01       No Bankruptcy and No Criminal Convictions...... 18
                  7.02       Brokers........................................ 18
                  7.03       Governing Law.................................. 18
                  7.04       Notices........................................ 18
                  7.05       Attorney's Fees................................ 19
                  7.06       Confidentiality................................ 19
                  7.07       Public Announcements and Filings............... 19
                  7.08       Schedules; Knowledge........................... 19
                  7.09       Third Party Beneficiaries...................... 19
                  7.10       Expenses....................................... 19
                  7.11       Entire Agreement............................... 19
                  7.12       Survival; Termination.......................... 19
                  7.13       Counterparts................................... 19
                  7.14       Amendment or Waiver............................ 19
                  7.15       Best Efforts................................... 20

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 12th day of September, 2002 by and between HARTVILLE GROUP, INC., formerly VENTURELIST.COM, INC., a Nevada corporation (hereinafter referred to as the "Company") and HARTVILLE EQUESTRIAN, INC., formerly HARTVILLE GROUP, INC., a Nevada corporation (hereinafter referred to as "Hartville Equestrian"), upon the following premises:

                                    Premises

     WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada;

     WHEREAS, Hartville Equestrian is a privately held corporation organized under the laws of the State of Nevada;

     WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that the Company acquire 100% of the issued and outstanding securities of Hartville Equestrian in exchange for the issuance of certain shares of the Company (the "Exchange") and Hartville Equestrian agreed to use its best efforts to cause its shareholders (the "Hartville Equestrian Shareholders") to exchange their securities of Hartville Equestrian on the terms described herein; and

     WHEREAS, the Company and Hartville Equestrian desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HARTVILLE EQUESTRIAN

     As an inducement to, and to obtain the reliance of the Company, except as set forth on the Hartville Equestrian Schedules (as hereinafter defined), Hartville Equestrian represents and warrants as follows:

     Section 1.01 Organization. Hartville Equestrian is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Hartville Equestrian Schedules are complete and correct copies of the articles of incorporation, and bylaws of Hartville Equestrian as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Hartville Equestrian's articles of incorporation or bylaws. Hartville Equestrian has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Hartville Equestrian has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 Capitalization. The authorized capitalization of Hartville Equestrian consists of 50,000,000 shares of common stock, $.001 par value, of which 2,251,000 shares are currently issued and outstanding and 100,000 shares of preferred stock, $.001 par value, of which no shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 1.03 Subsidiaries and Predecessor Corporations. Hartville Equestrian does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Hartville Equestrian" also includes those subsidiaries, if any, set forth on
Schedule 1.03.

      Section 1.04 Financial Statements.

          (a) Included in the Hartville Equestrian Schedules is the audit of the Hartville Equestrian balance sheet as of December 31, 2001, and the related statements of operations and cash flows for the period from January 1, 2001 through December 31, 2001. In addition, the unaudited balance sheet as of June 30, 2002 and the related statements of operations and cash flows for the period January 1, 2002 through June 30, 2002 for Hartville Equestrian.

          (b) Hartville Equestrian has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (c) Hartville Equestrian has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (d) The books and records, financial and otherwise, of Hartville Equestrian are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (e) All of Hartville Equestrian's assets are reflected on its financial statements, and, except as set forth in the Hartville Equestrian Schedules or the financial statements of Hartville Equestrian or the notes thereto, Hartville Equestrian has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.05 Information. The information concerning Hartville Equestrian set forth in this Agreement and in the Hartville Equestrian Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Hartville Equestrian has fully disclosed in writing to the Company (through this Agreement or the Hartville Equestrian Schedules) all information relating to matters involving Hartville Equestrian or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Hartville Equestrian or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Hartville Equestrian, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Hartville Equestrian common stock, except options, warrants, calls or commitments, if any, to which Hartville Equestrian is not a party and by which it is not bound.

     Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Hartville Equestrian Schedules, since June 30, 2002:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Hartville Equestrian or (ii) any damage, destruction, or loss to Hartville Equestrian (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Hartville Equestrian;

          (b) Hartville Equestrian has not (i) amended its articles of incorporation or bylaws, except for the name change; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Hartville Equestrian;
     (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) Hartville Equestrian has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Hartville Equestrian balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
     (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Hartville Equestrian; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of Hartville Equestrian, Hartville Equestrian has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Hartville Equestrian.

     Section 1.08 Title and Related Matters. Hartville Equestrian has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Hartville Equestrian balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Hartville Equestrian Schedules. Except as set forth in the Hartville Equestrian Schedules, Hartville Equestrian owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Hartville Equestrian' business. Except as set forth in the Hartville Equestrian Schedules, no third party has any right to, and Hartville Equestrian has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Hartville Equestrian or any material portion of its properties, assets, or rights.

     Section 1.09 Litigation and Proceedings. Except as set forth in the Hartville Equestrian Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hartville Equestrian after reasonable investigation, threatened by or against Hartville Equestrian or affecting Hartville Equestrian or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Hartville Equestrian does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

          (a) Except as included or described in the Hartville Equestrian Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which
     Hartville Equestrian is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which Hartville Equestrian is a party or by which its properties are bound and which are material to the operations of Hartville Equestrian taken as a whole are valid and enforceable by Hartville Equestrian in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) Hartville Equestrian is not a party to or bound by, and the properties of Hartville Equestrian are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Hartville Equestrian; and

          (d) Except as included or described in the Hartville Equestrian Schedules or reflected in the most recent Hartville Equestrian balance sheet, Hartville Equestrian is not a party to any oral or written (i)
     contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Hartville Equestrian is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Hartville Equestrian.

     Section 1.11 Material Contract Defaults. Hartville Equestrian is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Hartville Equestrian and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hartville Equestrian has not taken adequate steps to prevent such a default from occurring.

     Section  1.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Hartville Equestrian is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. Except as set forth in the Hartville Equestrian Schedules, Hartville Equestrian has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hartville Equestrian of this Agreement and the consummation by Hartville Equestrian of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Hartville Equestrian Schedules, to the best of its knowledge Hartville Equestrian has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hartville Equestrian or except to the extent that noncompliance would not result in the occurrence of any material liability for Hartville Equestrian.

     Section 1.15 Approval of Agreement. The board of directors of Hartville Equestrian has authorized the execution and delivery of this Agreement by Hartville Equestrian and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Hartville Equestrian Shareholders that the Exchange be accepted by them.

     Section 1.16 Material Transactions or Affiliations. Set forth in the Hartville Equestrian Schedules is a description of every contract, agreement, or arrangement between Hartville Equestrian and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Hartville Equestrian to own beneficially, 5% or more of the issued and outstanding common stock of Hartville Equestrian and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Hartville Equestrian Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Hartville Equestrian has, or has had since inception of Hartville Equestrian, any known interest, direct or indirect, in any transaction with Hartville Equestrian which was material to the business of Hartville Equestrian. There are no commitments by Hartville Equestrian, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 1.17 Hartville Equestrian Schedules. Hartville Equestrian has delivered to the Company the following schedules, which are collectively referred to as the "Hartville Equestrian Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Hartville Equestrian as complete, true, and correct as of the date of this Agreement in all material respects:

          (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Hartville Equestrian in effect as of the date of this Agreement;

          (b) a schedule containing the financial statements of Hartville Equestrian identified in paragraph 1.04(a);

          (c) a Schedule 1.17(c) containing a list indicating the name and address of each shareholder of Hartville Equestrian together with the number of shares owned by him, her or it;

          (d) a schedule containing a description of all real property owned by Hartville Equestrian, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Hartville Equestrian carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Hartville Equestrian);

          (f) a schedule listing the accounts receivable and notes and other obligations receivable of Hartville Equestrian as of June 30, 2002, or thereafter other than in the ordinary course of business of Hartville Equestrian, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

          (g) a schedule listing the accounts payable and notes and other obligations payable of Hartville Equestrian as of June 30, 2002, or that arose thereafter other than in the ordinary course of the business of Hartville Equestrian, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Hartville Equestrian respecting such obligations;

          (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Hartville Equestrian since June 30, 2002, required to be provided pursuant to section 1.07 hereof; and

          (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Hartville Equestrian Schedules by Sections 1.01 through 1.16.

     Hartville Equestrian shall cause the Hartville Equestrian Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Hartville Equestrian. Hartville Equestrian shall have until October 10, 2002 to provide such schedules. If Hartville Equestrian cannot or fails to do so, or if the Company acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, the Company may terminate this Agreement by giving written notice to Hartville Equestrian within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Company may consider a disclosure in the Hartville Equestrian Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

     Section 1.18 Bank Accounts; Power of Attorney. Set forth in Schedule 1.18 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Hartville Equestrian within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Hartville Equestrian, (b) all safe deposit boxes and other similar custodial arrangements maintained by Hartville Equestrian within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Hartville Equestrian or who are otherwise authorized to act on behalf of Hartville Equestrian with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

     Section 1.19 Valid Obligation. This Agreement and all agreements and other documents executed by Hartville Equestrian in connection herewith constitute the valid and binding obligation of Hartville Equestrian, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

     As an inducement to, and to obtain the reliance of Hartville Equestrian and the Hartville Equestrian Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

     Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company' certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 Capitalization. The Company's authorized capitalization consists of 50,000,000 shares of common stock, par value $.001 of which 760,244 shares will be issued and outstanding at the Closing as defined in Section 3.03 (the "Original Company Shares") and 5,000,000 shares of preferred stock, $.01 par value of which no shares of preferred stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 2.03 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Company" also includes those subsidiaries, if any, set forth on Schedule 2.03.

     Section 2.04 Securities Filings; Financial Statements.

          (a) For at least the past twelve months the Company has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Included in the Company Schedules are (i) the unaudited balance sheets of the Company and the related statements of operations and cash flows as of and for the nine months ended June 30, 2002 and (ii) the audited balance sheets of the Company as of September 30, 2001.

          (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (d) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (e) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) All of the Company' assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 2.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Hartville Equestrian (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

     Section 2.07 Absence of Certain  Changes or Events.  Except as disclosed in
Exhibit 2.07, or permitted in writing by Hartville Equestrian, since the date of the most recent Company balance sheet:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or
     (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

          (b) The Company has not (i) amended its certificate of incorporation or bylaws, except as to a name change and a 4:1 forward stock split; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

          (c) The Company has not (i) granted or agreed to grant any options or warrants; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
     (iii)  paid  or  agreed  to pay any  material  obligations  or  liabilities
     (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

          (d) to the best knowledge of the Company, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

     Section 2.08 Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

     Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.10 Contracts.

          (a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

          (d) Except as included or described in the Company Schedules or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate;
     (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of the Company.

     Section 2.11 Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

     Section  2.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

     Section 2.13 Governmental Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section 2.15 Approval of Agreement. The board of directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

     Section 2.16 Continuity of Business Enterprises. The Company has no commitment or present intention to liquidate Hartville Equestrian or sell or otherwise dispose of a material portion of Hartville Equestrian's business or assets following the consummation of the transactions contemplated hereby.

     Section 2.17 Material Transactions or Affiliations. Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 2.18 Labor Relations. The Company has not had work stoppage resulting from labor problems. To the knowledge of the Company, no union or other collective bargaining organization is organizing or attempting to organize any employee of the Company.

     Section 2.19 The Company Schedules. The Company has delivered to Hartville Equestrian the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:

          (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of the Company as in effect as of the date of this Agreement;

          (b) a schedule containing the financial statements of the Company identified in paragraph 2.04(b);

          (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;

          (d) a schedule containing a description of all real property owned by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

          (f) a schedule listing the accounts receivable and notes and other obligations receivable of he Company as of June 30, 2002, or thereafter other than in the ordinary course of business of the Company, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

          (g) a schedule listing the accounts payable and notes and other obligations payable of the Company as of June 30, 2002, or that arose thereafter other than in the ordinary course of the business of the Company, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by the Company respecting such obligations;

          (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Company since June 30, 2002 required to be provided pursuant to section 2.07 hereof; and

          (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.19.

     The Company shall cause the Company Schedules and the instruments and data delivered to Hartville Equestrian hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Company. The Company shall have until October 31, 2002 to provide such schedules. If The Company cannot or fails to do so, or if Hartville Equestrian acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Hartville Equestrian may terminate this Agreement by giving written notice to the Company within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Hartville Equestrian may consider a disclosure in the Company Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

     Section 2.20 Bank Accounts; Power of Attorney. Set forth in Schedule 2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company, (b) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

     Section 2.21 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 2.22 Liabilities. The Company acknowledges that it will have no liabilities outstanding upon M&A West, Inc., the Company's majority shareholder, successfully selling shares of the Company for proceeds of $225,000.

                                   ARTICLE III

                                PLAN OF EXCHANGE

     Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Hartville Equestrian Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Hartville Equestrian set forth on Schedule 1.17(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Hartville Equestrian held by each of such shareholders; the objective of such Exchange being the acquisition by the Company of 100% of the issued and outstanding common stock of Hartville Equestrian. In exchange for the transfer of such securities by the Hartville Equestrian Shareholders, the Company shall issue to the Hartville Equestrian Shareholders (1) an aggregate of 2,251,000 shares of common stock of the Company (the "Initial Shares"). At the Closing, each Hartville Equestrian Shareholder shall, on surrender of his certificate or certificates representing such Hartville Equestrian shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Hartville Equestrian Shareholders, all of the shares of capital stock of Hartville Equestrian shall be held by the Company.

     Section 3.02 Anti-Dilution. The number of shares of the Company's common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

     Section  3.03  Closing.   The  closing   ("Closing")  of  the  transactions
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than September 30, 2002, subject to the right of the Company or Hartville Equestrian to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place.

     Section  3.04  Closing  Events.  At the  Closing,  the  Company,  Hartville
Equestrian and each of the Hartville Equestrian Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to Hartville Equestrian as to such matters as Hartville Equestrian may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities).

     Section 3.05 Termination.

          (a) This Agreement may be terminated by the board of directors of either the Company or Hartville Equestrian at any time prior to the Closing Date if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated by the board of directors of the Company at any time prior to the Closing Date if:

          (i) there shall have been any change after the date of the latest balance sheet of Hartville Equestrian in the assets, properties, business, or financial condition of Hartville Equestrian, which could have a materially adverse effect on the financial statements of Hartville Equestrian listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Hartville Equestrian Schedules;

          (ii) the board of directors of the Company determines in good faith that one or more of the Company' conditions to Closing has not occurred, through no fault of the Company.

          (iii) The Company takes the  termination  action  specified in Section
     1.18 as a result of Hartville Equestrian Schedules or updates thereto which the Company finds unacceptable;

          (iv) Hartville Equestrian shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Hartville Equestrian contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (b) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Purchaser shall bear the costs in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

     (c) This Agreement may be terminated by the board of directors of Hartville Equestrian at any time prior to the Closing Date if:

          (i) there shall have been any change after the date of the latest balance sheet of the Company in the assets, properties, business or financial condition of the Company, which could have a material adverse effect on the financial statements of the Company listed in Section 2.04(b) taken as a whole, except any changes disclosed in the Company Schedules;

          (ii) the board of directors of Hartville Equestrian determines in good faith that one or more of Hartville Equestrian's conditions to Closing has not occurred, through no fault of Hartville Equestrian;

          (iii) Hartville  Equestrian takes the termination  action specified in
     Section 2.19 as a result of the Company Schedules or updates thereto which Hartville Equestrian finds unacceptable;

          (iv) on or before October 10, 2002, Hartville Equestrian notifies the Company that Hartville Equestrian's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.19; or

          (v) The Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (c) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Purchaser shall bear the costs as well as the reasonable costs of the Company incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01 Access to Properties and Records. The Company and Hartville Equestrian will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or Hartville Equestrian, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Hartville Equestrian, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

     Section 4.02 Delivery of Books and Records. At the Closing, Hartville Equestrian shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Hartville Equestrian now in the possession of Hartville Equestrian or its representatives.

     Section 4.03 Third Party Consents and Certificates. The Company and Hartville Equestrian agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.04 Name Change. At or prior to the Closing Date, the Company' Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of the Company to "Hartville Group, Inc." Such amendment shall be carried out promptly upon approval of the same by the shareholders of the Company.

     Section 4.05 Company Shareholder Meeting. The Company shall call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of the Company shall be requested to approve, and the Company' Board of Directors shall recommend approval of, the terms of this Agreement, including the name change described in Section 4.04 and such other matters as shall require shareholder approval hereunder.


     Section 4.06 Consent of Hartville Equestrian Shareholders. Hartville Equestrian shall use its best efforts to obtain the consent of all Hartville Equestrian Shareholders to participate in the Exchange.

     Section 4.07 Designation of Directors and Officers. On the Closing Date, the Company shall designate Robert L. Cashman and W. Russell Smith III as Board Members and W. Russell Smith shall be elected to serve as the Company's
President and Robert L. Cashman shall be elected to serve as the Company's Secretary.

     Section 4.08 Exclusive Dealing Rights. Until 5:00 P.M. Eastern Daylight Time on September 16, 2002. -------------------------

          (a) In recognition of the substantial time and effort which the Company has spent and will continue to spend in investigating Hartville Equestrian and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Hartville Equestrian, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than the Company and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Hartville Equestrian) or similar transactions involving Hartville Equestrian (all such transactions being referred to as "Hartville Equestrian Acquisition Transactions"). If Hartville Equestrian receives any proposal with respect to a Hartville Equestrian Acquisition Transaction, it will immediately communicate to the Company the fact that it has received such proposal and the principal terms thereof.

          (b) In recognition of the substantial time and effort which Hartville Equestrian has spent and will continue to spend in investigating the Company and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Hartville Equestrian and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of the
     Company or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to Hartville Equestrian the fact that it has received such proposal and the principal terms thereof.

     Section 4.09 Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or Hartville Equestrian Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and Hartville Equestrian respectively, will each:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither the Company nor Hartville Equestrian will:

          (i) make any changes in their articles or certificate of incorporation or bylaws, except as otherwise provided in this Agreement;

          (ii) take any action described in Section 1.07 in the case of Hartville Equestrian, or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

          (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

          (iv) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock (other than as contemplated in Sections 4.07 and 4.08 hereof and the sale of securities underlying existing warrants or options of the Company) or conduct any similar transactions other than in the ordinary course of business.

     (C) In light of the fact that Hartville Equestrian's shareholders will control the Company as a result of the Exchange, from and after the date of this Agreement until the Closing Date, the Company shall take no action which is material to its business without the prior written approval of Hartville Equestrian, which Hartville Equestrian may give or withhold in its sole discretion after consultation with the Company.

     Section 4.10 Sales Under Rule 144 or 145,If Applicable.

          (a) The Company will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) Upon being informed in writing by any such person holding restricted stock of the Company that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), the Company will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

          (c) If any certificate representing any such restricted stock is presented to the Company' transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to the Company and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, the Company will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.11 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 4.11 Indemnification.

          (a) Hartville Equestrian hereby agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) The Company hereby agrees to indemnify Hartville Equestrian and each of the officers, agents, and directors of Hartville Equestrian and each of the Hartville Equestrian Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     Section 4.12 Limitation of Subsequent Corporate Actions.

     It is expressly understood and agreed that the Company, the shareholders of Hartville Equestrian, and their affiliates, will take all steps necessary to ensure that:

(1) there shall be no reverse split of the Company's common stock for a period of twelve months following this Agreement;

(2) that the assets of Hartville Equestrian shall remain in the Company as part of its business operations;

(3) that no shares of the Company's common stock shall be issued until such time as M&A West, Inc., the Company's majority shareholder, receives an aggregate of $225,000 from the sale of Company common stock; and;

(4) that no shares of the Company's common stock shall be registered until such time as M&A West, Inc., the Company's majority shareholder, receives an aggregate of $225,000 from the sale of Company common stock.

     Section 4.13 Indemnification of Subsequent Corporate Actions.

(a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company's business, capital raising, or securities market.

(2) Hartville Equestrian hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with, or subsequent to this Agreement.

                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Hartville Equestrian in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Hartville Equestrian shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Hartville Equestrian prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Hartville Equestrian and dated the Closing Date, to the foregoing effect.

     Section 5.02 Officer's Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Hartville Equestrian to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Hartville Equestrian threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Hartville Equestrian Schedules, by or against Hartville Equestrian, which might result in any material adverse change in any of the assets, properties, business, or operations of Hartville Equestrian.

     Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Hartville Equestrian nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.07.

     Section 5.04 Good Standing. The Company shall have received a certificate of good standing from the State of Nevada, dated as of a date within thirty days of the Closing Date certifying that Hartville Equestrian is in good standing as a corporation in the State of Nevada.

     Section 5.05 Approval by Hartville Equestrian Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding common stock of Hartville Equestrian, unless a lesser number is agreed to by the Company.

     Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Hartville Equestrian after the Closing Date on the basis as presently operated shall have been obtained.

     Section 5.08 Other Items.

(a)  The  Company  shall  have   received  a  list  of  Hartville   Equestrian's
     shareholders containing the name, address, and number of shares held by each Hartville Equestrian shareholder as of the date of Closing, certified by an executive officer of Hartville Equestrian as being true, complete and accurate; and

(b)  The  Company  shall  have  received  such  further   opinions,   documents,
     certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

                                   ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTVILLE EQUESTRIAN
                    AND THE HARTVILLE EQUESTRIAN SHAREHOLDERS

     The obligations of Hartville Equestrian and the Hartville Equestrian Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied the conditions described below prior to or at the Closing:

     (a) Immediately prior to the Closing, the Company shall have no more than an aggregate of 760,244 shares of common stock issued and outstanding and 0 shares of preferred stock, excluding any shares and warrants issuable pursuant to the Exchange.

     (b) The majority shareholders and directors of the Company shall have approved the Exchange and the related transactions described herein.

Hartville Equestrian shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

     Section 6.02 Officer's Certificate. Hartville Equestrian shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

     Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.19.

     Section 6.04 Good Standing. The Company shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within thirty days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Hartville Equestrian after the Closing Date on the basis as presently operated shall have been obtained.

     Section 6.07 Other Items. Hartville Equestrian shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Hartville Equestrian may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS


     Section 7.01 No Bankruptcy and No Criminal Convictions.

     None of the Parties to the Agreement, nor their officers, directors or affiliates, promoter or control person, nor any predecessor, thereof have been subject to the following:

     (5) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five years;

     (6) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (7) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (8) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Section 7.02 Brokers. The Company and Hartville Equestrian agree that, except as set out on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and Hartville Equestrian each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     Section 7.04 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to the Company, to:             HARTVILLE GROUP, INC.
                                            446 Mountain Oaks
                                            Canyon Lake, TX 78133

         If to Hartville Equestrian, to:    HARTVILLE EQUESTRIAN, INC.
                                            7551 N. Main St.
                                            North Canton, OH 44720

         With copies to:                    Vanderkam & Sanders
                                            Attn: David Loev
                                            440 Louisiana, #475
                                            Houston, Texas 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section 7.05 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section  7.07  Public   Announcements  and  Filings.   Unless  required  by
applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.09 Third Party Beneficiaries. This contract is strictly between the Company and Hartville Equestrian, and, except as specifically provided, no director, officer, stockholder (other than the Hartville Equestrian Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.10 Expenses. Subject to Sections 3.05 and 7.05 above, whether or not the Exchange is consummated, Hartville Equestrian will bear the expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

     Section 7.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section 7.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

     Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.15 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

     Section 7.16 Faxed Copies. For purposes of this Agreement, a faxed signature will constitute an original signature.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                                             HARTVILLE GROUP, INC.


                                             BY:/s/ Patrick R. Greene
                                               -------------------------
                                                Chief Executive Officer


ATTEST:                                      HARTVILLE EQUESTRIAN, INC.

Robert L. Cashman                            BY: /s/ W. Russell Smith, III
--------------------                            --------------------------
Secretary or Assistant Secretary                President









     The undersigned shareholders of HARTVILLE EQUESTRIAN, INC. hereby agree to participate in the Exchange on the terms set forth above. Each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of HARTVILLE EQUESTRIAN, INC. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.



                                   PS Management Holdings, Inc.   250,000 Shares

                                   By: Robert L. Cashman

                                   Its:  President

                                   Whiskers, Inc.               2,000,000 Shares

                                   By: /s/ Karen Fowler

                                   Its: Secretary

                                   Robert L. Cashman                1,000 Shares

                                   /s/ Robert L. Cashman